Exhibit 99.1

PDS Biotech Announces Publication of VERSATILE-002 Phase 2 Clinical Trial Results of PDS0101 with pembrolizumab in HPV16-Positive Recurrent and/or Metastatic (R/M) Head and Neck Cancer in JAMA Oncology

39.3 months median overall survival in first-line (1L) R/M immune checkpoint inhibitor naïve patients

Company continues to prioritize PDS0301 in metastatic colorectal cancer (mCRC) while pursuing partnership strategy for PDS0101

PRINCETON, N.J., September 22, 2026 -- PDS Biotechnology Corporation (Nasdaq: PDSB) (“PDS Biotech” or the “Company”), a late-stage immunotherapy company focused on transforming how the immune system targets and kills cancers, today announced the publication of results from a Phase 2 trial evaluating PDS0101, its HPV16-targeted immunotherapy, in combination with pembrolizumab in the September 17, 2026, issue of JAMA Oncology, a peer reviewed journal of the American Medical Association. The data were published in an article titled “VERSATILE-002 – A Phase 2 Study of PDS0101 HPV16-targeted T Cell Immunotherapy and Pembrolizumab Combination in HPV16-Positive Recurrent/Metastatic Head and Neck Squamous Cell Carcinoma: A Nonrandomized Clinical Trial.”

Key findings

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62.3% of the ICI-naïve participants in the mITT cohort (n = 53) had low CPS of 1-19, and 37.7% had high CPS ≥ 20. In the overall CPS ≥ 1 population, the mOS was 39.3 months (95% CI, 23.9 to NE); The best published result with standard of care pembrolizumab or pembrolizumab + chemotherapy is 17.9 months 1.

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Objective response rate (ORR) for CPS ≥ 1 was 36% of which 5/53 were complete responders by investigator review and 34% of which 6/53 were complete responders by central review.

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The published ORR for the overall population with CPS ≥ 1 when treated with standard of care pembrolizumab is 19%2.

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The treatment was well-tolerated with 13.8% Grade ≥3 treatment-related adverse events (TRAEs), 1 Grade 4 event one year after PDS0101 therapy, and no Grade 5 TRAEs.

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The published safety profile for the overall population with CPS ≥ 1 when treated with standard of care pembrolizumab reports 17% Grade ≥ 3 TRAEs 2.

VERSATILE-002 was an open-label, non-randomized phase 2 trial performed at twenty-six oncology centers across the US, UK and Ireland. Eighty-eight patients with histologically confirmed R/M HPV16-positive diseases were enrolled in the study; 87 received treatment and comprised the safety population; 75 were in the modified Intention-to-Treat (mITT) population used for efficacy analyses: 53 ICI-naïve with PD-L1 CPS ≥1, 22 ICI-resistant (Mean age = 64.5 years, 94.7% male, 92.0% White).

The trial was led by Dr. Jared Weiss, MD, of the Lineberger Comprehensive Cancer Center, University of North Carolina, Chapel Hill, NC, and was performed to determine the efficacy and safety of PDS0101, in combination with pembrolizumab in participants with HPV16-positive recurrent or metastatic head and neck squamous cell carcinoma (R/M HNSCC), with separate evaluation of immune checkpoint inhibitor (ICI)-naïve and -resistant cohorts.

“We’re very pleased with the publication of the Phase 2 clinical results of the VERSATILE-002 clinical trial in a leading peer reviewed oncology journal,” said Dr. Kirk Shepard, M.D., Chief Medical Officer of PDS Biotech. “These results support the durable clinical effect of PDS0101, consistent with promising survival outcomes reported in two other recently published studies, the IMMUNOCERV study, and the NCI-led study in HPV16-positive recurrent and/or metastatic cancers. We believe PDS0101 has the potential to bring new hope to the rapidly growing population of HPV16-positive head and neck cancer patients.”

The Company recently announced the initial closing of a PIPE financing of up to $22.3 million led by Nant Capital, alongside an agreement granting NantWorks, LLC, an affiliate of Nant Capital, a one-year exclusive right to negotiate an exclusive license to PDS0101.

*No head-to-head trials have been performed.
1Licitra L et al, J Clin Oncol; 2026 Apr 20;44(12):1098-1107.doi: 10.1200/JCO-25-00570. Epub 2026 Mar 12
2Harrington, KJ et al. J Clin Oncol. 2022;41:790-802. https://doi.org/10.1200/JCO.21.02508.

About PDS Biotechnology

PDS Biotechnology is a clinical-stage biotechnology company focused on developing targeted immunotherapies for cancer. PDS Biotechnology owns the Versamune® cancer vaccine platform, including PDS0101, which has been evaluated in HPV16-positive cancers. The Company intends to pursue strategic partnerships or other externally funded opportunities for the Phase 3 development of PDS0101.

The Company’s lead development program, PDS0301 (also referred to as PDS01ADC & NHS-IL12), is an investigational tumor-targeted interleukin-12 (IL-12) immunocytokine designed to deliver IL-12 preferentially to the tumor microenvironment, with the goal of enhancing anti-tumor immune activity while limiting systemic exposure. PDS0301 has been clinically evaluated across multiple solid tumors, including metastatic colorectal cancer and prostate cancer. The Company is focused on advancing PDS0301 in indications where its tumor-targeted mechanism may help address and overcome mechanisms of resistance to immunotherapy.

For more information, please visit www.pdsbiotech.com

Forward Looking Statements

This communication contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning PDS Biotechnology Corporation (the “Company”) and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the Company’s management, as well as assumptions made by, and information currently available to, management. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” “forecast,” “guidance”, “outlook” and other similar expressions among others. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the Company’s ability to protect its intellectual property rights; the Company’s anticipated capital requirements, including the Company’s anticipated cash runway and the Company’s current expectations regarding its plans for future equity financings; the Company’s dependence on additional financing to fund its operations and complete the development and commercialization of its product candidates, and the risks that raising such additional capital may restrict the Company’s operations or require the Company to relinquish rights to the Company’s technologies or product candidates; the Company’s limited operating history in the Company’s current line of business, which makes it difficult to evaluate the Company’s prospects, the Company’s business plan or the likelihood of the Company’s successful implementation of such business plan; the timing for the Company or its partners to conduct clinical trials for PDS0301, PDS0101 (Versamune® HPV), PDS0103 (Versamune® MUC1) and other Versamune® based product candidates; the future success of such trials; the successful implementation of the Company’s research and development programs and collaborations, including any collaboration studies concerning PDS0301, PDS0101 (Versamune® HPV), PDS0103 (Versamune® MUC1) and other Versamune® based product candidates and the Company’s interpretation of the results and findings of such programs and collaborations and whether such results are sufficient to support the future success of the Company’s product candidates; the success, timing and cost of the Company’s or its partners’ ongoing clinical trials and anticipated clinical trials for the Company’s current product candidates, including statements regarding response rates, the timing of initiation, pace of enrollment and completion of the trials (including the Company’s ability to fully fund its disclosed clinical trials, which assumes no material changes to the Company’s currently projected expenses), futility analyses, presentations at conferences and data reported in an abstract, and receipt of interim or preliminary results (including, without limitation, any preclinical results or data), which are not necessarily indicative of the final results of the Company’s ongoing clinical trials; any Company statements about its understanding of product candidates mechanisms of action and interpretation of preclinical and early clinical results from its clinical development programs and any collaboration studies; the Company’s ability to continue as a going concern; compliance with the rules and regulations of Nasdaq; and other factors, including legislative, regulatory, political and economic developments not within the Company’s control. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the other risks, uncertainties, and other factors described under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in the documents we file with the U.S. Securities and Exchange Commission. The forward-looking statements are made only as of the date of this press release and, except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.
Versamune® is a registered trademark of PDS Biotechnology Corporation.

Investor Contact:
Mike Moyer
LifeSci Advisors
Phone +1 (617) 308-4306
Email: mmoyer@lifesciadvisors.com

Media Contact:
Jude Gorman / Kiki Torpey
Collected Strategies
PDS-CS@collectedstrategies.com